                                                                     EXHIBIT 1.1
                                                                     -----------

================================================================================



                      COMMON STOCK UNDERWRITING AGREEMENT

                                    BETWEEN

                            RAMIUS SECURITIES, LLC

                                      AND

                               MGI PHARMA, INC.


                               FEBRUARY 28, 2001





===========================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
I.    DEFINITIONS..........................................................    1

II.   SALE OF COMMON STOCK.................................................    6
          2.1  Underwriting and Maximum Offering Amount....................    6
          2.2  Limitations on Investment Amount............................    6
          2.3  Mechanics of Notification...................................    7
          2.4  Closings and Settlements....................................    7
          2.5  Termination, Suspension and Modification of
               Underwriting Obligation.....................................    8
          2.6  Purchase Option.............................................    9

III.  CONDITIONS PRECEDENT.................................................   11
          3.1  Conditions Precedent to the Obligation of the
               Underwriter to Sell Common Stock Pursuant to a
               Demand Notice...............................................   11
          3.2  Due Diligence Review........................................   12
          3.3  Occurrence of Material Event................................   13

IV.   REPRESENTATIONS AND WARRANTIES OF UNDERWRITER........................   13
          4.1  Authorization; Enforcement..................................   13
          4.2  Not an Affiliate............................................   14
          4.3  Organization and Standing...................................   14
          4.4  Absence of Conflicts........................................   14
          4.5  Broker-Dealer...............................................   14
          4.6  Compliance with Securities Laws.............................   14

V.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................   14
          5.1  Corporate Organization......................................   14
          5.2  Capitalization and Indebtedness.............................   14
          5.3  Subsidiaries................................................   15
          5.4  Authorization; Enforcement; Compliance with Other
               Instruments.................................................   15
          5.5  No Conflicts................................................   16
          5.6  Compliance with Applicable Law; Regulatory Permits..........   16
          5.7  Absence of Litigation.......................................   16
          5.8  SEC Documents, Financial Statements.........................   17
          5.9  No Undisclosed or Contingent Liabilities....................   18
          5.10 Employment Matters; ERISA Matters...........................   18
          5.11 Absence of Certain Changes..................................   19
          5.12 Environmental Matters.......................................   19
          5.13 Material Contracts..........................................   20
          5.14 Properties; Encumbrances....................................   20
          5.15 Insurance...................................................   20
          5.16 Material Disclosure.........................................   21
          5.17 Intellectual Property.......................................   21
          5.18 [Intentionally Omitted].....................................   22
          5.19 [Intentionally Omitted].....................................   23

FUEL(TM) PATENT PENDING

                                                                            Page
                                                                            ----
          5.20  Brokers....................................................   23
          5.21  Acknowledgment Regarding the Underwriter's Sale of
                the Common Stock...........................................   23
          5.22  Certain Transactions.......................................   23
          5.23  Securities Act.............................................   23
          5.24  Foreign Corrupt Practices..................................   23
          5.25  Investment Company Status..................................   23

VI.   COVENANTS............................................................   24
          6.1   [Intentionally Omitted]....................................   24
          6.2   Reservation of Common Stock................................   24
          6.3   Listing of Common Stock....................................   24
          6.4   Exchange Act Registration..................................   24
          6.5   Legends....................................................   24
          6.6   Corporate Existence........................................   24
          6.7   Additional SEC Documents...................................   24
          6.8   Registration Requirements..................................   24
          6.9   Registration Procedure.....................................   25
          6.10  Information by Underwriter.................................   26
          6.11  Similar Agreements.........................................   26
          6.12  No Short Selling...........................................   26

VII.  ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, TERMINATION.................   26
          7.1   Successors and Assigns.....................................   26
          7.2   Entire Agreement; Amendment................................   26
          7.3   Publicity..................................................   26
          7.4   Termination................................................   27

VIII. NOTICES; COSTS AND EXPENSES..........................................   28
          8.1   Notices....................................................   28
          8.2   Costs and Expenses.........................................   29

IX.   INDEMNIFICATION AND CONTRIBUTION.....................................   30
          9.1   Indemnification............................................   30
          9.2   Contribution...............................................   32

X.    GOVERNING LAW; MISCELLANEOUS.........................................   32
          10.1  Governing Law..............................................   32
          10.2  Counterparts...............................................   32
          10.3  Headings...................................................   32
          10.4  Severability...............................................   32
          10.5  Survival...................................................   33
          10.6  No Third Party Beneficiaries...............................   33
          10.7  Further Assurances.........................................   33
          10.8  Construction...............................................   33
          10.9  Equitable Relief...........................................   33
          10.10 Consent to Jurisdiction....................................   33

FUEL(TM) PATENT PENDING

                               CROSS REFERENCES

Defined Term
------------

"Affiliate"                                                   Section 1
"Agreement"                                                   Preamble
"Articles of Incorporation"                                   Section 5.2(a)
"Blue Sky laws"                                               Section 6.8
"Block Trades"                                                Section 1
"Blocking Event"                                              Section 2.5(a)(i)
"Bylaws"                                                      Section 5.2(a)
"Business Intellectual Property"                              Section 1
"Business Trade Secrets"                                      Section 5.17(b)(x)
"Capital Stock"                                               Section 1
"Claims"                                                      Section 9.1(a)
"Closing Date"                                                Section 1
"Code"                                                        Section 5.10
"Commission"                                                  Section 2.4(d)
"Commitment Period"                                           Section 1
"Common Stock"                                                Recitals
"Company"                                                     Preamble
"Company Assets"                                              Section 5.14
"Company Permits"                                             Section 5.6
"Condition Precedent Date"                                    Section 3.1
"Deemed Receipt"                                              Section 3.3
"Demand Notice"                                               Section 1
"Designated Officer"                                          Section 1
"DTC"                                                         Section 2.4(b)
"Due Diligence Materials"                                     Section 1
"Due Diligence Period"                                        Section 1
"Due Diligence Request List"                                  Section 1
"DWAC"                                                        Section 2.4(b)
"Effective Date"                                              Section 1
"Environmental Laws"                                          Section 5.12
"ERISA"                                                       Section 5.10
"Exchange Act"                                                Section 1
"GAAP"                                                        Section 5.8(a)
"Governmental Entity"                                         Section 1
"Floor Price"                                                 Section 1
"Hazardous Substance"                                         Section 5.12
"Indemnified Damages"                                         Section 9.1(a)
"Indemnified Party"                                           Section 9.1(b)
"Indemnified Person"                                          Section 9.1(a)
"Intellectual Property"                                       Section 1
"Intellectual Property Contracts"                             Section 1
"Intellectual Property Rights"                                Section 5.17
"Knowledge"                                                   Section 1
"Licensed Intellectual Property"                              Section 1
"Liens"                                                       Section 5.14
"Material Adverse Effect"                                     Section 1
"Material Contracts"                                          Section 5.13(a)

FUEL(TM) PATENT PENDING

"Maximum Offering Amount"                                    Section 1
"Minimum Offering Amount"                                    Section 1
"NASD"                                                       Section 3.1(f)
"Notice"                                                     Section 6.9(e)
"Notice of Blocking Period"                                  Section 3.3
"Organic Change"                                             Section 2.6(b)(iii)
"Owned Intellectual Property"                                Section 1
"Permitted Transferee"                                       Section 7.1
"Person"                                                     Section 1
"Plans"                                                      Section 1
"Preferred Stock"                                            Section 5.2(a)
"Principal Market"                                           Section 1
"Prospectus"                                                 Section 1
"Purchase Option"                                            Section 2.6(a)(i)
"Purchase Option Issuance Date"                              Section 1
"Purchase Option Exercise Price"                             Section 1
"Purchase Option Expiration Date"                            Section 1
"Purchase Option Notice"                                     Section 2.6(a)(ii)
"Purchase Option Share Amount"                               Section 1
"Qualified Daily Trading Limit"                              Section 1
"Registered"                                                 Section 1
"Registrable Securities"                                     Section 1
"Registration Statement"                                     Section 1
"Releases"                                                   Section 5.12
"SEC"                                                        Section 1
"SEC Documents"                                              Section 5.8
"SEC Filings"                                                Section 1
"Securities Act"                                             Recitals
"Selling Period"                                             Section 1
"Selling Period Obligation"                                  Section 1
"Settlement"                                                 Section 1
"Settlement Date"                                            Section 1
"Subsidiary"                                                 Section 5.3
"Suit"                                                       Section 5.17(b)(3)
"Tax Return"                                                 Section 1
"Taxes"                                                      Section 1
"Trading Day"                                                Section 1
"Transfer Agent"                                             Section 1
"Underwriter"                                                Preamble
"Underwriter's Clearing Broker"                              Section 1
"Underwriting Price"                                         Section 1
"Underwriter Sales Notice"                                   Section 2.3(b)
"Violations"                                                 Section 9.1(a)
"VWAP"                                                       Section 1
"WARN"                                                       Section 5.10

FUEL(TM) PATENT PENDING

                      COMMON STOCK UNDERWRITING AGREEMENT
                      -----------------------------------

          COMMON STOCK UNDERWRITING AGREEMENT dated as of February 28, 2001, (the "Agreement"), between Ramius Securities, LLC, a limited liability company
      ---------
organized and existing under the laws of the State of Delaware (the "Underwriter"), and MGI PHARMA, Inc., a corporation organized and existing under
 -----------
the laws of the State of Minnesota (the "Company").
                                         -------

                             W I T N E S S E T H:

          WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company may elect from time to time to issue and sell through the Underwriter up to $100 million of the Company's Common Stock, $.01 par value per share (the "Common Stock");

          NOW, THEREFORE, the parties hereto agree as follows:

I.   DEFINITIONS.
     -----------

          As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

          "Agreement" shall mean this Common Stock Underwriting Agreement dated as of February 28, 2001 between the Underwriter and the Company.

          "Block Trades" shall mean block trades greater than 20,000 shares.

          "Blocking Event" shall mean an event described in Subsection 2.5(a)(i), (ii), (iii), (iv), (v) or (vi).

          "Business Intellectual Property" shall mean the Owned Intellectual Property and the Licensed Intellectual Property.

          "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

          "Closing Date" shall mean, with respect to each sale of Common Stock subject to the conditions contained herein, each Trading Day that the Underwriter delivers an Underwriter Sales Notice to the Company and the date on which the Underwriter delivers a Purchase Option Notice to the Company.

          "Commission" shall have the meaning set forth in Section 2.4(d).

          "Commitment Period" shall mean the period commencing on the date hereof and expiring on the earliest to occur of (a) the election by the Company to terminate the Underwriter's obligation to sell, as the Company's Underwriter, on a best efforts basis, Common Stock, (b) the election by the Underwriter to terminate such obligation to sell pursuant to Section 7.4 hereof, (c) the date occurring on the two year anniversary of the date hereof or (d) the date that the Underwriter has sold an aggregate of $100 million of Common Stock pursuant to Demand Notices (without regard to the Purchase Option).

FUEL(TM) PATENT PENDING

          "Common Stock" shall mean the common stock of the Company, $.01 par value per share.

          "Company" shall mean MGI PHARMA, Inc., a corporation organized and existing under the laws of the State of Minnesota.

          "Deemed Receipt" shall have the meaning set forth in Section 3.3.

          "Demand Notice" shall mean the written notice, in the form attached hereto as Exhibit 2.3(a), delivered by a Designated Officer of the Company to the Underwriter on any Trading Day during the Commitment Period pursuant to
Section 2.3.

          "Designated Officer" shall mean the Chief Executive Officer or the Chief Financial Officer of the Company or such other person as designated by any of them in writing.

          "DTC" shall mean The Depository Trust Company.

          "Due Diligence Materials" shall have the meaning set forth in Section 3.2.

          "Due Diligence Period" shall mean (i) with respect to the first Demand Notice delivered by the Company hereunder, the period commencing on the Trading Day that the Company delivers or makes available all of the Due Diligence Materials and ending on the seventh (7th) Trading Day thereafter or (ii) with respect to each subsequent Demand Notice, the period commencing on the Trading Day that the Company delivers or makes available the Due Diligence Materials and ending on the later of (x) the second (2nd) Trading Day thereafter or (y) if there have been more than forty-five (45) days since the end of the immediately preceding Selling Period, the fifth (5th) Trading Day after the beginning of such Due Diligence Period.

          "Due Diligence Request List" shall mean (i) with respect to the initial due diligence review conducted by the Underwriter, its advisors and representatives, the form of initial due diligence request list previously delivered to the Company by the Underwriter or (ii) with respect to subsequent due diligence reviews conducted by the Underwriter, its advisors and representatives, the form of subsequent due diligence request lists delivered to the Company by the Underwriter pursuant to Section 3.2 hereof.

          "DWAC" shall mean the Deposit and Withdrawal at Custodian system.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

          "Floor Price" shall be set by the Company in its sole discretion in each Demand Notice and such Floor Price may be different in each Demand Notice; provided, however, that the Floor Price may not be less than $10.00.

          "Governmental Entity" shall mean any federal, state, local or foreign legislative body, court, government, department or instrumentality, or governmental, administrative or regulatory authority or agency.

          "Intellectual Property" shall mean all foreign and domestic (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registration for the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same (collectively, "Trademarks"); (ii) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including

FUEL(TM) PATENT PENDING
divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues (collectively, "Patents"); (iii) confidential and proprietary information, trade secrets and know-how, including processes, schematics, formulae, drawings, prototypes, models, designs and customer lists (collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights"); and (v) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof (collectively, "Other Proprietary Rights").

          "Intellectual Property Contracts" shall mean all agreements concerning the Business Intellectual Property, including without limitation agreements granting the Company rights to use the Licensed Intellectual Property, agreements granting rights to use Owned Intellectual Property, confidentiality agreements, Trademark coexistence agreements, Trademark consent agreements and nonassertion agreements.

          "Knowledge" shall mean the actual or constructive awareness or understanding of the executive officers of the Company or the Underwriter after diligent inquiry.

          "Licensed Intellectual Property" shall mean the Intellectual Property rights that the Company is licensed or otherwise permitted by other Persons to use.

          "Material Adverse Effect" shall mean any material adverse effect on
(i) the business, operations, properties, conditions (financial or otherwise) or results of operations of the Company or (ii) the ability of the Company to enter into and perform its obligations under this Agreement and under the agreements or instruments to be entered into or filed in connection herewith or therewith.

          "Maximum Offering Amount" shall have the meaning set forth in Section 2.1(b).

          "Minimum Offering Amount" shall mean the minimum dollar amount the Underwriter is obligated to sell in shares of Common Stock pursuant to a Demand Notice; provided, however, that the Minimum Offering Amount shall be subject to the limitations in Sections 2.1 and 2.2.

          "Notice of Blocking Period" shall mean the notice delivered by the Company to the Underwriter pursuant to Section 3.3, in the form attached hereto as Exhibit 3.3.

          "Owned Intellectual Property" shall mean Intellectual Property owned by the Company.

          "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or subdivision thereof.

          "Plans" means every employee benefit plan (whether or not subject to ERISA), including, but not limited to, each retirement, pension, savings, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, death, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, vacation, incentive or other compensation plan or arrangement or other employee benefit for the benefit of employees or former employees (or dependents or beneficiaries thereof) of the Company (or as to which the Company may otherwise have any liability, whether actual or contingent), whether funded, insured or self-funded or whether written or oral, maintained, contributed to or required to be contributed to by the Company.

FUEL(TM) PATENT PENDING

          "Principal Market" shall mean the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, whichever is at the time or becomes the principal trading exchange or market for the Common Stock.

          "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any Prospectus supplement, including post-effective amendments, and all material incorporated by reference in such Prospectus.

          "Purchase Option Issuance Date" shall mean the date hereof.

          "Purchase Option Exercise Price" shall mean $16.950* for 40,000 shares, $19.775** for 40,000 shares, and $24.719*** for 20,000 shares, subject to adjustment pursuant to Section 2.6(b).

          "Purchase Option Expiration Date" shall mean the earliest to occur of
(i) the second anniversary of the Purchase Option Issuance Date and (ii) the exercise in full of the Purchase Option.

          "Purchase Option Share Amount" shall mean 100,000 shares, subject to adjustment pursuant to Section 2.6(b).

          "Qualified Daily Trading Limit" shall mean the lesser of (a) the Minimum Offering Amount divided by the number of trading days in the Selling Period, and (b) 10% of the dollar trading volume of Common Stock (excluding Block Trades) traded on each Trading Day of any Selling Period that trade at or above the Floor Price, as reported by Bloomberg Financial LP using the AQR function; provided, that the Qualified Daily Trading Limit shall be zero for any Trading Day that the VWAP is below the Floor Price.

          The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing an appropriate registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          "Registered" shall mean issued, registered, renewed or the subject of a pending application.

          "Registrable Securities" shall mean any shares of Common Stock issued or issuable pursuant to this Agreement (including shares of Common Stock issuable in connection with the exercise of the Purchase Option).

          "Registration Statement" shall mean a registration statement of the Company relating to Common Stock issuable pursuant to this Agreement (including shares of Common Stock issuable in connection with the exercise of the Purchase Option), as amended or supplemented from time to time.

          "SEC" shall mean the Securities and Exchange Commission.

          "SEC Filings" shall mean the Company's Form 10-K for the fiscal year ended December 31, 1999, as amended by Form 10-K/A-1 filed on March 31, 2000 and Form 10-K/A-2 filed on February 14, 2001, its Form 10-Q for the fiscal quarters ended September 30, 2000, June 30, 2000 and

________________

*    120% of the closing price on the date immediately prior to the date hereof.

**   140% of the closing price on the date immediately prior to the date hereof.

***  175% of the closing price on the date immediately prior to the date hereof.

FUEL(TM) PATENT PENDING

March 31, 2000, its Forms 8-K filed with the SEC on February 14, 2001, December 1, 2000 (as amended by Form 8-K/A filed on February 5, 2001), July 25, 2000, and March 20, 2000, and all other filings made by the Company after the date hereof pursuant to the Exchange Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "Selling Period" shall mean the period commencing at the opening of the first (1st) Trading Day following the expiration of the Due Diligence Period and ending at the closing of the tenth (10th) Trading Day thereafter.

          "Selling Period Obligation" shall mean, during any Selling Period, the lesser of (i) the Minimum Offering Amount and (ii) the sum of the Qualified Daily Trading Limit for each Trading Day during such Selling Period; provided, however, that the Selling Period Obligation may be deemed to be zero, at the Underwriter's sole option, if the VWAP shall be below the Floor Price for five consecutive Trading Days during such Selling Period; provided further, that the Underwriter's obligation to sell shares of Common Stock pursuant to a Demand Notice shall be null and void if the Selling Period Obligation is less than $100,000.

          "Settlement" shall mean the delivery, on the Settlement Date, of the shares of the Company's Common Stock into the Company's DTC account.

          "Settlement Date" shall mean, with respect to each purchase and sale of Common Stock, subject to the conditions contained herein, the Trading Day no later than three days (or such lesser time period as is mandated under "regular ways" settlement on the Principal Market) following each Closing Date.

          "Subsidiaries" means, with respect to any Person, any corporation, partnership, limited liability company, trust or unincorporated organization of which securities or other ownership interests representing more than 50% or more of the voting power thereof are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent of such Person or one or more subsidiaries of the parent of such Person.

          "Tax Return" shall mean any report, return, information statement or other information required to be supplied to any federal, state, local or foreign taxing authority, or any election permitted to be made, in connection with Taxes.

          "Taxes" shall mean all taxes, charges, fees, levies, duties or other assessments, including without limitation all net income, gross income, gross receipts, franchise, value added, sales, use, property, ad valorem, transfer, withholding, profits, license, employee, payroll, social security, unemployment, excise, estimated, severance and any other taxes, duties, withholdings, fees, assessments or charges of any kind whatsoever, including any interest, penalties or additional amounts attributable thereto, imposed by any federal, state, local or foreign taxing authority.

          "Trading Day" shall mean any day (from 9:30 a.m. to 4:00 p.m., Eastern time) during which the Principal Market shall be open for business and on which trading of the Common Stock on the Principal Market shall not have been suspended or limited; provided, however, that scheduled partial trading days (e.g., trading days other than referenced above) shall be excluded and the Selling Period shall be extended for one additional day for every partial day excluded.

          "Transfer Agent" shall mean Wells Fargo Bank Minnesota, N.A.

FUEL(TM) PATENT PENDING

          "Underwriter" shall mean Ramius Securities, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

          "Underwriter's Clearing Broker" shall mean Bear Stearns Securities
Corp.

          "Underwriter Sales Notice" shall mean the notice delivered by the Underwriter to the Company and to the Transfer Agent pursuant to Section 2.3(b) in the form attached hereto as Exhibit 2.3(b).

          "Underwriting Price" shall mean 96% of the VWAP during each Trading Day during the Selling Period, provided, that if the VWAP for any Trading Day during the Selling Period is at or below the Floor Price, the VWAP for such day shall be deemed to be the Floor Price.

          "VWAP" shall mean the daily volume weighted average price per share (based on a trading day from 9:30 a.m. to 4:00 p.m., Eastern time) of the Common Stock on the Principal Market (or any successor thereto) as reported by Bloomberg Financial LP using the AQR function and eliminating any Block Trades; provided, that if a Blocking Event occurs between the hours of 9:30 a.m. and 4:00 p.m. Eastern time on a Trading Day during a Selling Period, then the VWAP for such Trading Day shall be adjusted such that the volume weighted average price per share shall only take into consideration trades that occurred between 9:30 a.m. and the time of such Blocking Event.

II.  SALE OF COMMON STOCK.
     --------------------

          2.1  Underwriting and Maximum Offering Amount.
               ----------------------------------------

               (a) Underwritings. Subject to the terms and conditions set forth herein, during the Commitment Period the Company may elect to deliver a Demand Notice. Upon the Company's delivery of such Demand Notice, the Underwriter, subject to the limitations of Section 2.2(a), agrees, during the Selling Period corresponding to such Demand Notice, to sell, on behalf of the Company and on a best efforts basis, the number of shares of the Company's Common Stock whose proceeds to the Company equal the Minimum Offering Amount. The amount specified in any Demand Notice shall not be less than $2,000,000 nor more than $15,000,000.

               (b) Maximum Offering Amount. The maximum dollar amount the Underwriter may sell ("Maximum Offering Amount") as the Company's Underwriter on a best efforts basis of shares of Common Stock pursuant to a Demand Notice shall be equal to 110% of the Minimum Offering Amount specified in such Demand Notice. In addition to the Underwriter's obligations under subsection (a) above, the Underwriter shall be entitled, but not obligated, to sell, as the Company's Underwriter, on a best efforts basis, the number of shares of Common Stock whose proceeds to the Company equal the difference between the Maximum Offering Amount and the Minimum Offering Amount.

          2.2  Limitations on Investment Amount.
               --------------------------------

               (a) Selling Period Obligations. The Underwriter shall be obligated during any Selling Period only to satisfy the Selling Period Obligation. If during any Selling Period the Company shall issue any shares of Common Stock (other than shares of Common Stock issued under this Agreement, and other than shares of Common Stock issued (i) upon the exercise of stock options granted pursuant to the Company's approved stock option plans, (ii) upon the exercise of warrants outstanding as of the date hereof, (iii) pursuant to the Company's employee stock purchase plan and (iv) upon the issuance of stock options set forth on Schedule 5.2(a) hereto, the Underwriter may in its sole discretion elect to eliminate any obligation of the Underwriter during the remainder of such Selling Period. The

FUEL(TM) PATENT PENDING

Underwriter shall notify the Company of such election, if any, on the Trading Day immediately preceding the Closing Date relating to the last Trading Day of the Selling Period.

          2.3  Mechanics of Notification.
               -------------------------

               (a) Demand Notice. On any Trading Day during the Commitment Period, the Designated Officer may deliver a written notice, in the form attached hereto as Exhibit 2.3(a), by facsimile, to the Underwriter (a "Demand Notice"). The Demand Notice must specify each of the Minimum Offering Amount, the Maximum Offering Amount and the Floor Price. A Demand Notice shall be irrevocable. The Company may issue as many Demand Notices as it may elect during the Commitment Period but may not deliver a new Demand Notice during an existing Selling Period.

               (b) Underwriter Sales Notice. Prior to 8:00 p.m. Eastern time on the Trading Day following each Trading Day during the Selling Period when the Underwriter has sold shares of Common Stock, the Underwriter shall deliver a notice to the Company and to the Transfer Agent in the form of Exhibit 2.3(b) attached hereto (an "Underwriter Sales Notice") setting forth the number of shares of Common Stock that the Underwriter has sold and the Underwriting Price on such Trading Day.

               (c) Date of Delivery of Notices. Except as otherwise provided herein, any notices delivered by the Company to the Underwriter or by the Underwriter to the Company hereunder shall be in accordance with the terms set forth in Section 8.1.

          2.4  Closings and Settlements.
               ------------------------

               (a) Brokerage Account. The Company must have a brokerage account with the Underwriter prior to the date on which the Company delivers a Demand Notice, into which account the proceeds of any sale of Common Stock, net of any amounts payable under Section 2.4(d), shall be deposited. The Company may request that money be wired to any account it specifies at any time; provided, however, that the Underwriter shall not be obligated to wire monies more often than once per 10 Trading Day period.

               (b) Deliveries. The Company shall credit the number of shares of Common Stock set forth in the Underwriter Sales Notice by the Settlement Date to the Company's or its designee's balance account with the DTC through its DWAC system or delivery by such other means as may be mutually agreed upon by the parties. In addition, prior to each Closing Date, each of the Company and the Underwriter shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

               (c) Company's Failure to Deliver Shares. If the Company shall fail to deliver the shares of Common Stock to the Underwriter by the Settlement Date, the Underwriter shall notify the Company advising the Company that such shares have not been received. If, after such notice, the Company shall fail to issue the shares of Common Stock by the fifth (5th) Trading Day after the Settlement Date for such shares, the Company shall pay damages to the Underwriter equal to any actual damages incurred by the Underwriter because of the Company's failure to deliver such required shares, including damages resulting from the Underwriter's need, as determined by the Underwriter in its sole discretion, to "unwind" any and all sales of the Company's Common Stock made during the Selling Period and to reimburse any and all purchasers for their completed purchases of the Company's Common Stock. Moreover, if the shares have not been delivered by such date, the Underwriter will not be obligated to pay the Company (unless the Company has already paid the Underwriter's actual damages, if any, incurred during such Selling Period) for any shares sold by the Underwriter or that the Underwriter agreed to sell or was obligated to sell during the Selling Period nor will the Underwriter be obligated to

FUEL(TM) PATENT PENDING
engage in any further efforts to sell the Company's Common Stock during the remainder of the Selling Period. In addition, if the shares have not been delivered by the Company by the fifth Business Day after the Settlement Date, at the Underwriter's sole option, it may terminate this Agreement.

               (d) Underwriter's Commission. During the Selling Period, the Underwriter shall earn a commission (the "Commission") equal to the difference, if any, between (i) the daily gross proceeds from sales of shares on such Trading Day minus (ii) the aggregate number of shares sold during such Trading Day multiplied by the Underwriting Price. Such Commission will be deducted from the daily gross proceeds from sales of shares prior to the deposit of such funds into the Company's account at the end of each Trading Day during a Selling Period. In the event that the Commission on any Trading Day during a Selling Period shall equal a negative amount, such Commission shall not be paid by the Underwriter to the Company at the end of such Trading Day, but rather shall be accumulated and credited against the next Commission(s) payable by the Company to the Underwriter. Immediately following the Selling Period, the Underwriter shall pay to the Company any accumulated amounts which have not been paid.

          2.5  Termination, Suspension and Modification of Underwriting
               --------------------------------------------------------
Obligation.
----------

               (a) Blocking Events. The Underwriter shall not be obligated to sell any shares of Common Stock from the Company pursuant to any Demand Notice, nor shall a Demand Notice be delivered at any time during the Commitment Period, when there shall exist any one or more of the following:

                    (i) the withdrawal or suspension of the effectiveness of a registration statement for the registration of not less than the number of shares of Common Stock equal to, for any Demand Notice, the Maximum Offering Amount divided by the Floor Price, plus the maximum number of shares of Common Stock issuable pursuant to the Purchase Option, which Registration Statement shall have been declared effective by the SEC;

                    (ii) the failure of the Common Stock issuable hereunder to be validly listed on the Principal Market;

                    (iii) the Company's failure to satisfy the requirements of
Section 3.1 or 3.2;

                    (iv) any failure in the compliance by the Company with any of the covenants provided in Article VI;

                    (v) any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity; or

                    (vi) receipt or Deemed Receipt (as provided in Section 3.3) by the Underwriter of a Notice of Blocking Period (each of (i), (ii), (iii),
(iv), (v) or (vi) a "Blocking Event").

The Company shall be obligated to notify the Underwriter in writing using the form attached hereto as Exhibit 3.3 immediately upon the occurrence of a Blocking Event.

               (b) Reduction or Elimination of Underwriter Obligation to Sell During Any Selling Period or Extension of Selling Period. In the event that a Blocking Event occurs during a Selling Period, at the option of the Underwriter,
(a) the Selling Period, and therefore the Underwriter's obligations, shall be extended by the number of Trading Days that such Blocking Event exists or (b) unless such Blocking Event is waived in writing by the Underwriter, the obligation of the Underwriter to

FUEL(TM) PATENT PENDING
sell shares of Common Stock during such Selling Period shall be canceled for such Selling Period and the Underwriter shall be entitled to rescind any sales made during such Selling Period, whether or not the Settlement of such sales has occurred prior to such Blocking Event, and the Company shall be liable for all actual damages incurred by the Underwriter caused by the occurrence of the Blocking Event.

          If the Underwriter has sold shares of Common Stock during the Selling Period and the Settlement of such sales has not occurred prior to the occurrence of a Blocking Event, the Company shall, subject to the proviso in the last sentence of Section 6.8 hereof, use its reasonable best efforts to take all actions necessary to cure such Blocking Event, if curable, within 24 hours; provided, however, that the Company shall not be required to disclose any material information relating to a proposed transaction or event that constitutes a Blocking Event prior to such time as the Company would generally, based on advice from its counsel, disclose such transaction or event.

          2.6  Purchase Option.
               ---------------

               (a)  Purchase Option.
                    ---------------

                    (i) The Company hereby grants to the Underwriter the right to purchase, on the terms and conditions set forth in this Section 2.6, that number of shares of Common Stock equal to the Purchase Option Share Amount (the "Purchase Option").

                    (ii) The Purchase Option may be exercised at any time and from time to time by the Underwriter on or after the Purchase Option Issuance Date but prior to the Purchase Option Expiration Date by written notice to the Company of its desire to so exercise (a "Purchase Option Notice"), accompanied by payment therefor in the amount of the Purchase Option Exercise Price multiplied by the number of shares of Common Stock for which the Purchase Option is then being exercised. Payment of the Purchase Option Exercise Price may be made as follows (or by an combination of the following): (i) in United States currency by cash or delivery of a certified or official bank check payable to the order of the Company or by wire transfer to its account, (ii) only after the one year anniversary of the date hereof and to the extent a Registration Statement is not then effective for use by the Underwriter to sell the shares issuable to the Underwriter upon exercise of the Purchase Option, by cancellation of such number of shares of Common Stock otherwise issuable to the Underwriter upon such exercise as shall be specified by the Underwriter, such that the excess of the aggregate closing market price on the Trading Day immediately prior to date of exercise of such specified number of shares over the aggregate Purchase Option Exercise Price attributable to such shares shall equal the Purchase Option Exercise Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iii) only after the one year anniversary of the date hereof and to the extent a Registration Statement is not then effective for use by the Underwriter to sell the shares issuable to the Underwriter upon exercise of the Purchase Option, by surrender to the Company for cancellation by delivery through DWAC of shares of Common Stock of the Company owned by the Underwriter (or delivery of certificates representing the shares of Common Stock of the Company properly endorsed for transfer in blank) having an aggregate closing price on the Trading Day immediately prior to the date of exercise equal to the Purchase Option Exercise Price. In the event that the Purchase Option is exercised in part, the Purchase Option Share Amount shall be reduced by that number of shares of Common Stock that the Underwriter has exercised and the Purchase Option relating to the remainder of the Purchase Option Share Amount shall remain in full force and effect.

               (b) Adjustment to Purchase Option Exercise Price, Dilution and Other Events. In order to prevent dilution of the rights granted under the Purchase Option, the Purchase Option Share Amount and the Purchase Option Exercise Price will be subject to adjustment from time to time as

FUEL(TM) PATENT PENDING
provided in this Section 2.6(b). Any such adjustments will be applicable to the Purchase Option if not yet exercised.

                    (i) Dividends and Distributions. If the Company shall declare or pay to the holders of the Common Stock a dividend or other distribution payable in shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock, the Purchase Option Share Amount and the Purchase Option Exercise Price in effect immediately prior thereto shall be adjusted so that the Underwriter shall receive the number of shares of Common Stock at the exercise price which the Underwriter would have been entitled after the happening of such dividend or distribution if the Underwriter had exercised the Purchase Option held by the Underwriter immediately prior to the happening of each such dividend or distribution on the day upon which such dividend or distribution, as the case may be, becomes effective.

                    (ii) Stock Splits and Combinations. If the Company shall subdivide (by means of any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine (by means of any combination, reverse stock split or otherwise) the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of shares of Common Stock any shares of the Company, the Purchase Option Share Amount and the Purchase Option Exercise Price in effect immediately prior thereto shall be adjusted so that the Underwriter shall receive the number of shares of Common Stock at the exercise price which the Underwriter would have been entitled after the happening of any and each of the events described above if the Underwriter had exercised the Purchase Option held by the Underwriter immediately prior to the happening of each such event on the day upon which such subdivision or combination, as the case may be, becomes effective.

                    (iii) Organic Changes. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets (in one or a series of related transactions) to another person or entity or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". In case the Company shall effect an Organic Change, then the Company will make appropriate provision (in form and substance reasonably satisfactory to the Underwriter) to insure that the provisions of this Section 2.6(b)(iii) will thereafter be applicable to the Purchase Option. The Company will not effect any such Organic Change unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change assumes, by written instrument (in form and substance satisfactory to the Underwriter), the obligation to deliver to the Underwriter such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Underwriter may be entitled to acquire or receive. The provisions of this subparagraph (iii) shall similarly apply to successive Organic Changes.

                    (iv) No Dilution or Impairment. The Company shall not, by amendment of its articles of incorporation or through any Organic Change or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Section 2.6(b). Without limiting the generality of the foregoing, the Company (A) shall not take any action which results in any adjustment of the Purchase Option Exercise Price or the Purchase Option Share Amount if the total number of shares of Common Stock issuable after the action upon the exercise of the Purchase Option would exceed the total number of shares of Common Stock then authorized by the Company's articles of incorporation and available for the purpose of issue upon such exercise and (B) shall not permit the par value of any shares of stock receivable upon the exercise of the Purchase Option to exceed the amount payable therefor upon such exercise.

FUEL(TM) PATENT PENDING

III.   CONDITIONS PRECEDENT.
       --------------------

          3.1 Conditions Precedent to the Obligation of the Underwriter to Sell Common Stock Pursuant to a Demand Notice. The obligation of the Underwriter to sell Common Stock, as the Company's Underwriter, on a best efforts basis, pursuant to a Demand Notice is subject to the satisfaction, on the date of delivery of a Demand Notice, and on each applicable Closing Date (each a "Condition Precedent Date") of each of the following conditions, which conditions cannot be waived without the prior written consent of the
Underwriter:

               (a) Effective Registration Statement. The Registration Statement shall be in effect and shall remain effective on each Condition Precedent Date and (i) neither the Company nor the Underwriter shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use of the Registration Statement or related Prospectus shall exist.

               (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company, as set forth in this Agreement, without taking into account any materiality qualifications therein, shall be true and correct in all material respects as of each Condition Precedent Date as though made at each such time (except for representations and warranties made as of a specific date).

               (c) Performance by the Company. The Company shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Precedent Date.

               (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

               (e) Adverse Changes. Except as disclosed pursuant to public filings under the Exchange Act, since the date through which the most recent quarterly report of the Company on Form 10-Q (or annual report on Form 10-K if more recent) has been prepared and filed with the SEC, no event which had or is reasonably expected to have a Material Adverse Effect shall have occurred.

               (f) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the National Association of Securities Dealers, Inc. ("NASD"), and the Common Stock to be issued hereunder (including the Common Stock issuable upon exercise of the Purchase Option) shall have been approved for listing or quotation and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing Date (including the Common Stock issuable upon exercise of the Purchase Option, if any) shall not violate the shareholder approval requirements of the Principal Market.

               (g) Legal Opinions. The Company shall have caused to be delivered to the Underwriter, on the Trading Day immediately prior to the first Trading Day of each Selling Period, a

FUEL(TM) PATENT PENDING
legal opinion of the Company's one or more outside counsel, containing the opinions set forth in Exhibit 3.1(g)(i) hereto.

               (h) Accountant's Letter. On the Trading Day immediately prior to the first Trading Day of the first Selling Period and on the Trading Day immediately prior to the first Trading Day of the first Selling Period following the filing of any SEC filing to be incorporated by reference into the Registration Statement or any amendment thereto, the Company shall have furnished to the Underwriter a comfort letter of its independent auditors in customary form, including a statement to the effect that they have performed the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon as shall have been reasonably requested by the Underwriter with respect to certain financial information contained in the Registration Statement; and on the Trading Day immediately prior to the first Trading Day of each other Selling Period, a bring-down comfort letter of its independent auditor in customary form.

               (i) Officer's Certificate. The Company shall have delivered to the Underwriter, on the Trading Day immediately prior to the first Trading Day of each Selling Period, a certificate in the form attached hereto as Exhibit 3.1(i) executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

               (j) Due Diligence. The Underwriter shall have been reasonably satisfied with the Due Diligence Materials pursuant to Section 3.2 and to the adequacy of the disclosure contained in the Registration Statement.

               (k)  [Intentionally Omitted].

               (l) Clearing Broker Instructions. The Company shall have issued instructions to the Underwriter's Clearing Broker (in the form attached hereto as Exhibit 3.1(l)) to release the Commission at the Underwriter's request. The Company shall also cooperate with the Underwriter to provide the Underwriter's Clearing Broker with any additional documentation requested thereby in connection with payment of Commissions to the Underwriter.

               (m) Transfer Agent Instructions. The Company shall have issued instructions to its Transfer Agent (in the form attached hereto as Exhibit 3.1(m)) to issue certificates, or at the Underwriter's request, to electronically issue such shares (e.g., through DWAC or DTC) (such electronic issuance to be made only if such shares have been registered), registered in the name of the Company or its nominee(s).

               (n) Account. The Company must have an account open with the Underwriter.

          3.2  Due Diligence Review.
               --------------------

               (a) Upon delivery of a Demand Notice, the Company shall also deliver or make available, during normal business hours, for inspection and review by the Underwriter, advisors to and representatives of the Underwriter (who may or may not be affiliated with the Underwriter), all such information reasonably requested in the applicable Due Diligence Request List (the "Due Diligence Materials") (including, without limitation, responses to all questions and other inquiries reasonably made or submitted therein), for the sole purpose of enabling the Underwriter and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

FUEL(TM) PATENT PENDING

               (b) Prior to disclosure of material non-public information to the Underwriter, advisors to or representatives of the Underwriter, the Company shall identify such information as being material nonpublic information and provide the Underwriter, such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. If the Company discloses material nonpublic information to the Underwriter, advisors to or representatives of the Underwriter prior to disclosure of such information in a registration statement, prospectus or amendment thereto, such event shall constitute a Blocking Event pursuant to Section 2.5(a)(i).

          3.3 Occurrence of Material Event. If the Company's management determines in its good faith judgment (i) that it is required or advisable to do so or (ii) that any fact exists or any event has occurred that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the prospectus, in order to make the statements therein not misleading in any material respect, the Company shall notify the Underwriter using the form attached hereto as Exhibit
3.3 (a "Notice of Blocking Period") that the Underwriter may not sell the Registrable Securities pursuant to any Registration Statement or prospectus; provided, that if the Underwriter reasonably believes, after advice from its attorneys and notice to and consultation with the Company, that a fact exists or an event has occurred that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the prospectus, in order to make the statements therein not misleading in any material respect, then the Company shall have been deemed to have delivered a Notice of Blocking Period to the Underwriter ("Deemed Receipt"). The Underwriter agrees that, upon receipt of a Notice of Blocking Period from the Company of the existence of any fact of the kind described in the immediately preceding sentence, the Underwriter shall not dispose of, sell or offer for sale the Registrable Securities pursuant to the Registration Statement until such Underwriter receives (i) copies of the supplemented or amended prospectus, unless counsel for the Company shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing from the Company that the use of the prospectus may be resumed and (iii) copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company in connection with any such notice, each Underwriter will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Underwriter's possession, of the prospectus covering such Registrable Securities that was current immediately prior to the time of receipt of such notice.

IV.  REPRESENTATIONS AND WARRANTIES OF UNDERWRITER.
     ---------------------------------------------

          The Underwriter represents and warrants to the Company as follows:

          4.1 Authorization; Enforcement. The Underwriter has full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Underwriter. No other proceedings on the part of Underwriter are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof. This Agreement has been validly executed and delivered by the Underwriter and is a valid and binding agreement of the Underwriter enforceable against it in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and similar laws relating to, or affecting generally the enforcement of, applicable creditors' rights and remedies.

FUEL(TM) PATENT PENDING

          4.2 Not an Affiliate. The Underwriter is not an officer, director or Affiliate of the Company.

          4.3 Organization and Standing. The Underwriter is duly organized, validly existing, and in good standing under the laws of Delaware, and has all requisite power and authority to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualifications necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

          4.4 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not violate the provision of any indenture, instrument or agreement to which the Underwriter is a party or is subject, or by which the Underwriter or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Underwriter to any third party.

          4.5 Broker-Dealer. The Underwriter is a registered broker-dealer under the Exchange Act and is a member in good standing of the NASD.

          4.6 Compliance with Securities Laws. To the Knowledge of the Underwriter, any transactions in the Common Stock effected by the Underwriter pursuant to this Agreement comply with all applicable securities laws and the rules and regulations of the NASD.

V.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     ---------------------------------------------

          Except as disclosed in the Schedules delivered by the Company to the Underwriter on the date hereof, the Company represents and warrants to the Underwriter as follows:

          5.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a Material Adverse Effect and all of which jurisdictions in which the Company is or believes it should be duly qualified are set forth on Schedule 5.1 hereto.

          5.2  Capitalization and Indebtedness.
               -------------------------------

               (a) As of the date hereof (and as of any Condition Precedent Date, as applicable), the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $.01 par value, of which as of the date hereof (and as of any Condition Precedent Date, as applicable), 16,538,545 shares were issued and outstanding, and 10,000,000 shares of preferred stock, $.10 par value, (the "Preferred Stock") of the Company, of which as of the date hereof (and as of any Condition Precedent Date, as applicable), no shares are issued or outstanding. All of the outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens suffered or permitted by the Company. Except as set forth on Schedule 5.2(a) hereto, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or

FUEL(TM) PATENT PENDING
securities or rights convertible into, any shares of Capital Stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Capital Stock of the Company, other than rights created pursuant to this Agreement or pursuant to the Company's stock option plan and employee stock purchase plan, (ii) there are no outstanding debt securities, notes, credit agreements, or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound and (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except as provided in this Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Common Stock pursuant to this Agreement. The Company has furnished to the Underwriter true and correct copies of the Company's articles of incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's bylaws, as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

               (b) Upon issuance of the Common Stock issuable upon exercise of the Purchase Option, and payment of the Purchase Option Exercise Price therefor, pursuant to a purchase and sale in accordance with the terms of this Agreement, the Company will transfer to the Underwriter good and valid title to the Common Stock, free and clear of any liens, other than liens created by the Underwriter, and such Common Stock will be duly authorized, fully paid and nonassessable.

          5.3  Subsidiaries.  The Company has no Subsidiaries.

          5.4  Authorization; Enforcement; Compliance with Other Instruments.
               -------------------------------------------------------------

               (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue, sell and perform its obligations with respect to the Common Stock in accordance with the terms hereof (including the Common Stock issuable upon exercise of the Purchase Option).

               (b) The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including, without limitation, the reservation for issuance and the issuance of the Common Stock (including the Common Stock issuable upon exercise of the Purchase Option), have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders. To the Knowledge of the Company, no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and the issuance of the Common Stock issuable upon each Closing, and the consummation of the transactions contemplated hereby in accordance with the terms hereof.

               (c) The Common Stock issuable in accordance with the terms of this Agreement (including the Common Stock issuable upon exercise of the Purchase Option), upon the issuance of such Common Stock and payment of the Underwriting Price or Purchase Option Exercise Price therefor, as applicable, in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

               (d) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

FUEL(TM) PATENT PENDING

          5.5  No Conflicts.
               ------------

               (a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation or Bylaws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on or against any of the properties of the Company, any note, bond, mortgage, agreement, license, indenture or instrument to which the Company is a party, or result in a violation of any statute, law, rule, regulation, writ, injunction, order, judgment or decree (including U.S. federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is traded or listed) applicable to the Company or by which any property or asset of the Company is bound or affected, except where such violation, conflict, breach or other consequence would not have a Material Adverse Effect.

               (b) The Company is not in violation of any term of or in default under its Articles of Incorporation or Bylaws or in violation of any material term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company.

               (c) Except as specifically contemplated by this Agreement and as required under the Securities Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

               (d) The Company is not in violation of the listing requirements of the Principal Market and, to its Knowledge, is not aware of any facts that would cause it to be delisted by the Principal Market.

          5.6 Compliance with Applicable Law; Regulatory Permits. The businesses of the Company are not being conducted in violation of any law, ordinance, rule, regulation, judgment, decree or order of any Governmental Entity, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect. The Company possesses all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to conduct its businesses as currently being conducted (collectively, the "Company Permits"), except where failure to possess any of such Company Permits would not have a Material Adverse Effect. There is no action pending or, to the Knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. Nothing in this Section 5.6 shall be applicable to "Environmental Permits" or "Environmental Laws" (as such terms are defined in Section 5.12 hereof), including compliance by the Company with the same, which shall be governed solely by Section 5.12.

          5.7 Absence of Litigation. There are no actions, suits, proceedings, inquiries or investigations before or by any Governmental Entity or arbitrator pending, or, to the Knowledge of the Company, threatened against or affecting the Company. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company that has had, or would

FUEL(TM) PATENT PENDING
reasonably be expected in the future to have, a Material Adverse Effect or which reasonably could be expected to materially adversely affect the transactions contemplated by this Agreement.

          5.8  SEC Documents, Financial Statements.
               -----------------------------------

               (a) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing, and all other documents and registration statements, whether heretofore or hereafter filed by the Company with the SEC, and the Registration Statement, when declared effective, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Common Stock is currently listed or quoted on the Principal Market which is, as of the date hereof, the Nasdaq National Market. The Company (i) has delivered or made available to the Underwriter or its advisor or representative (including via the SEC's EDGAR system) true and complete copies of the SEC Documents as have been filed as of the date hereof and as the Underwriter or its advisor or representative has requested from the Company and (ii) agrees to deliver or make available to the Underwriter or its advisor or representative true and complete copies of any SEC Documents filed after the date hereof, upon request.

               (b) As of their respective dates, the SEC Documents (except for the Registration Statement and the Prospectus, which are discussed below) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except for those SEC Documents that were subsequently amended prior to the date hereof) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) The Registration Statement, in the form in which it became effective, and each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied, as to form, when so filed in all material respects with the provisions of the Securities Act and did not at any such times (and does not, as of the date hereof) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein. The Registration Statement and the Prospectus contained in the Registration Statement, in such form as it may be as of the date of delivery of such Prospectus by the Underwriter in connection with sales of Common Stock by the Underwriter, will comply, as to form, in all material respects with the requirements of the Securities Act and other federal, state and local laws, rules and regulations applicable to such Prospectus.

               (d) As of their respective dates, the financial statements of the Company included (or incorporated by reference) in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial

FUEL(TM) PATENT PENDING
position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               (e) During the three (3) years preceding the date hereof, the SEC has not issued an order preventing or suspending the use of any prospectus relating to the offering of any shares of Common Stock or instituted proceedings for that purpose.

          5.9 No Undisclosed or Contingent Liabilities. The Company does not have any claims, liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on the consolidated balance sheet of the Company under GAAP, except for claims, liabilities or obligations (i) disclosed in the Company's most recent Form 10-K or any SEC Document filed subsequent to such Form 10-K or (ii) incurred by the Company since the date of filing the most recent SEC Document, which are in the ordinary course of business and which are consistent with past practice and that, individually or in the aggregate, would not have a Material Adverse Effect.

          5.10 Employment Matters; ERISA Matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect. There are no pending investigations involving, or any unfair labor practice charges or complaints against, the Company by or before any Governmental Entity responsible for the enforcement of such federal, state, local or foreign laws and regulations. The Company is not a party to any collective bargaining agreement and no labor organization or group of employees of the Company has made a pending demand for recognition or certification. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other authority or arbitrator or any strike, picketing, boycott, dispute, slowdown, lockout or stoppage pending or threatened against or involving the Company. The Company has no liability pursuant to the Worker Adjustment and Retraining Notification Act ("WARN"). Except for such failures that would not have, individually or in the aggregate, a Material Adverse Effect, each of the Plans has been maintained and administered in accordance with its terms and applicable laws, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"). None of the Plans is subject to Title IV of ERISA and no Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA). There is no pending or, to the Knowledge of the Company, threatened legal action, suit or claim relating to the Plans or the administration of the investment of the assets of any such Plan (other than routine claims for benefits). All contributions and other payments required to be made by the Company to any Plan as of the Closing Date, or with respect to any period ending prior to the Closing Date, have been made or will be made on or prior to the Closing Date or have been properly reflected on the Company's financial statements included in the SEC Filings. The Company does not maintain nor is required to contribute to any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America primarily for the benefit of employees of the Company residing outside the United States of America, which fund or similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          The Company has no obligation to provide post-retirement health or life benefits, except as required by law.

          The Company has heretofore delivered or made available to the Underwriter correct and complete copies of each of the written Plans listed in
Schedule 5.10 and summaries of any unwritten Plans. Each Plan intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a

FUEL(TM) PATENT PENDING
favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and, to the Knowledge of the Company, no event has occurred which would cause any such Plan to lose its qualification.

          5.11 Absence of Certain Changes.
               --------------------------

               (a) Since September 30, 2000 or the end of the most recent fiscal quarter before the delivery of each Demand Notice, as the case may be, the business of the Company has been conducted in the ordinary course consistent with past practices and except in the ordinary course of business consistent with past practice there has not been:

                    (i) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or would have a Material Adverse Effect;

                    (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of Capital Stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of Capital Stock or other securities of, or other ownership interests in, the Company;

                    (iii) any amendment of any material term of any outstanding security of the Company;

                    (iv) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money, other than (i) working lines of credit or borrowings under existing lines of credit or floor plan financing arrangements, (ii) any license fees and royalties and (iii) pursuant to any lease;

                    (v) any creation or assumption by the Company of any lien on any material asset other than in the ordinary course of business consistent with past practice;

                    (vi) any making of any loan, advance or capital contributions to or investment in any Person in excess of $500,000;

                    (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company which, individually or in the aggregate, has had or would have a Material Adverse Effect;

                    (viii) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in any such case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement; or

                    (ix) except as set forth in the SEC Documents, any material change in any method of accounting or accounting practice by the Company.

               (b) The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

          5.12 Environmental Matters. The Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, that the Company is required to have obtained under any applicable

FUEL(TM) PATENT PENDING

Environmental Laws (the "Environmental Permits") for operation of its business as presently conducted by the Company, except where the failure to obtain any such Environmental Permit would not, individually or in the aggregate, have a Material Adverse Effect. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating Releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances. "Hazardous Substance" shall include any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic or hazardous substance, hazardous waste, medical waste, special waste or solid waste under Environmental Laws, including, but not limited to petroleum, PCBs or asbestos containing materials. "Releases" shall mean any escaping, leaking, spilling, leaking, pumping, emitting, emptying, discharging, injecting, dumping or disposing of Hazardous Substances into the environment. To the best of the Company's Knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or affecting the Company that violate or could reasonably be expected to violate any Environmental Law or that could reasonably be expected to form the basis of any claim, action, demand, liability, suit, proceeding, hearing, study or investigation against the Company (including the assets and operations of the Company) (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or Release by or on behalf of the Company of any Hazardous Substance. This Section 5.12 shall contain the Company's sole and exclusive representations and warranties with respect to any environmental matters, including any obligations or liabilities of the Company with respect to applicable Environmental Laws, Environmental Permits or Hazardous Substances (including, without limitation, any Release of such Hazardous Substances).

          5.13 Material Contracts.
               ------------------

               (a) Other than as filed in any SEC filings, the Company is not a party to or bound by any agreement or arrangement material to the Company ("Material Contracts").

               (b) Each Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of the Company and, to the Knowledge of the Company, each other party thereto, and is enforceable against the Company and, to the Knowledge of the Company, each other party thereto in accordance with its terms, except to the extent that such enforceability is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity, and the Company is not, nor, to the Knowledge of the Company, is any other party thereto in conflict therewith or in violation or breach thereof or default thereunder, except for such conflicts, violations, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

          5.14 Properties; Encumbrances. The Company owns no real property. Except as disclosed in the SEC Filings, the Company has good and valid title to all material properties and assets which it purports to own (personal, tangible and intangible, including all forms of goodwill, rights, intellectual property and intellectual property rights) (collectively, the "Company Assets"). Except as disclosed in the SEC Filings, all Company Assets are free and clear of all liens, mortgages, claims, interests, charges, security interests or other encumbrances or adverse interests of any nature whatsoever and other title or interest retention arrangements ("liens").

          5.15 Insurance. All current primary, excess and umbrella policies of insurance owned or held by or on behalf of or providing insurance coverage to the Company are in full force and effect. With respect to all such insurance policies purchased by the Company, no premiums are in arrears and no notice of cancellation or termination has been received with respect to any such policy, other than notices

FUEL(TM) PATENT PENDING
of cancellation or termination routinely sent at the end of a policy term. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customarily maintained by corporations of similar size and engaged in similar lines of businesses as the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have, individually or in the aggregate, a Material Adverse Effect.

          5.16 Material Disclosure. There is no fact, transaction or development which the Company has not disclosed to the Underwriter in writing (including pursuant to the SEC Documents filed prior to the date hereof) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. This Agreement (including any Exhibit or Schedule hereto), the SEC Documents and any written statements, documents or certificates furnished to the Underwriter by the Company prior to the date hereof in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Except with respect to transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company prior to the date hereof (or any Closing Date), but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act).

          5.17 Intellectual Property
               ---------------------

               (a) Schedule 5.17(a) sets forth a true and complete list and summary description of all (i) Registered or material Owned Intellectual Property (each identified as a Patent, Trademark, Trade Secret, Copyright or Other Proprietary Right, as the case may be) and (ii) Intellectual Property Contracts.

               (b)  Except as set forth in the SEC Filings:

                    (i) All Business Intellectual Property is valid, subsisting and enforceable. The Company owns all Owned Intellectual Property exclusively.

                    (ii) No Owned Intellectual Property has been canceled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company's rights thereto. No Licensed Intellectual Property has been canceled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company's rights thereto. The Owned Intellectual Property has been used with all patent, trademark, copyright, confidential, proprietary, and other Intellectual Property notices and legends prescribed by law or otherwise permitted.

                    (iii) No suit, action, reissue, reexamination, public protest, interference, opposition, cancellation or other proceeding (collectively, "Suit") is pending against the Company concerning any claim or position that the Company has violated any Intellectual Property rights of a third party. No claim has been asserted or threatened against the Company or any of its indemnitees for violation of any Intellectual Property rights. To the Company's Knowledge, the Company is not violating and has not violated any Intellectual Property rights.

FUEL(TM) PATENT PENDING

                    (iv) No Suit is pending against the Company concerning any claim or position that the Company or another Person has breached any Intellectual Property Contract. No claim has been threatened or asserted that the Company or another Person has breached any Intellectual Property Contract. There exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company or another Person under any Intellectual Property Contract. Neither the Company nor, to the Company's Knowledge, any other party to an Intellectual Property Contract is in breach or default of any Intellectual Property Contract. No party to any Intellectual Property Contract has given the Company notice of its intention to cancel, terminate or fail to renew any such Intellectual Property Contract.

                    (v) No Suit is pending against the Company concerning the Owned Intellectual Property, including any Suit concerning a claim or position that the Owned Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Company. No such claim has been threatened or asserted and, to the Company's Knowledge, no valid basis for any such Suits or claims exists.

                    (vi) To the Company's Knowledge, no Suit is pending concerning the Licensed Intellectual Property, including any concerning a claim or position that the Licensed Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not held or not held exclusively by the Company. No such claim has been threatened or asserted and no valid basis for any such Suits or claims exists.

                    (vii) To the Company's Knowledge, no Person is violating any Business Intellectual Property.

                    (viii) The Company owns or otherwise holds valid rights to use all Intellectual Property currently used or contemplated to be used in the Business of the Company.

                    (ix) The Company has timely made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Registered Owned Intellectual Property and the Company intends to make any payments and filings that fall due within ninety (90) days of the Closing Date. The Company is in compliance with all applicable rules and regulations of such agencies with respect to Business Intellectual Property. All documentation necessary to confirm and effect the Company's ownership of Owned Intellectual Property, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and all other appropriate offices.

                    (x) The Company has taken all reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets used in the Business (collectively, "Business Trade Secrets"). To the Company's Knowledge, the Business Trade Secrets have not been disclosed to any Persons other than Company employees and contractors who had a need to know and use such Business Trade Secrets in the ordinary course of employment or contract performance and who executed appropriate confidentiality agreements.

                    (xi) To the Company's knowledge, no current or former Company employee or contractor is or was a party to any confidentiality agreement and/or agreement not to compete that restricts or forbids, or restricted or forbade at any time during such employee's employment or contractor's engagement such employee's or contractor's performance of the Company's business, or any other activity that such employee or contractor performed on behalf of the Company or in connection with such employment or engagement by the Company.

          5.18 [Intentionally Omitted].
                ---------------------

FUEL(TM) PATENT PENDING

          5.19  [Intentionally Omitted].

          5.20 Brokers. Except for an agreement between the Underwriter and AFO Capital Advisors, LLC, the Company has taken no action which would give rise to any claim by any Person for brokerage commissions, finder's fees or similar payments by the Underwriter relating to this Agreement for the transactions contemplated hereby.

          5.21 Acknowledgment Regarding the Underwriter's Sale of the Common Stock. The Company acknowledges and agrees that the Underwriter is acting solely as the Company's Underwriter with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Underwriter is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Underwriter or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Underwriter's sale of the Common Stock hereunder. The Company further represents to the Underwriter that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

          5.22 Certain Transactions. Except as disclosed in the SEC Filings and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

          5.23 Securities Act. The Company has complied in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the shares of Common Stock hereunder.

          The SEC has not issued any order preventing or suspending the effectiveness of the Registration Statement. The Company is currently (i) eligible to register securities, including a primary offering of, and the resale of, the Common Stock purchased pursuant to this Agreement on a Registration Statement on Form S-3 under the Securities Act and (ii) in compliance with Rule 415(a)(1)(x) and Rule 415(a)(4). The Company has not distributed and, prior to the completion of the sale of the shares of Common Stock by the Underwriter, will not distribute any offering material in connection with the offer and sale of the Common Stock other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

          5.24 Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          5.25 Investment Company Status. The Company is not, and upon consummation of the sale of the Common Stock will not be, an "investment company," a company controlled by an

FUEL (TM) PATENT PENDING

"investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

VI.  COVENANTS.

          6.1   [Intentionally Omitted].

          6.2 Reservation of Common Stock. The Company shall reserve, prior to the commencement of any Selling Period, such number of shares of Common Stock, free of preemptive rights, equal to (i) the quotient of the Maximum Offering Amount divided by the Floor Price plus (ii) the maximum number of shares issuable upon full exercise of the Purchase Option. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased to reflect (a) potential increases in the Common Stock which the Company may be obligated to issue by reason of adjustments to the Purchase Option and (b) stock splits and stock dividends and distributions.

          6.3 Listing of Common Stock. During the term of this Agreement, the Company hereby agrees to maintain the listing of the Common Stock, including the shares to be issued hereunder, on a Principal Market, and as soon as reasonably practicable, but in any event prior to the commencement of the initial Selling Period, to list any additional shares of Common Stock issuable under this Agreement. The Company further agrees that, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock issuable under this Agreement, and will take such other action as is necessary or desirable to cause the Common Stock issued or issuable hereunder to be listed on such other Principal Market as promptly as possible.

          6.4 Exchange Act Registration. During the term of this Agreement, the Company will cause its Common Stock to continue to be registered under
Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. If required, the Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

          6.5 Legends. The certificates evidencing the Common Stock to be issued at each Closing and upon exercise of the Purchase Option shall be free of legends or stop transfer or other restrictions.

          6.6 Corporate Existence. During the term of this Agreement, the Company will take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that nothing herein shall be construed to limit the ability of the Company to partake in any merger, asset sale or acquisition transaction involving the Company, subject to the Company complying with the terms of this Agreement.

          6.7 Additional SEC Documents. During the term of this Agreement, the Company will notify the Underwriter within a reasonable time after each time that an SEC Document is submitted by the Company to the SEC for filing.

          6.8 Registration Requirements. The Company shall use its best efforts to effect the registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable United States state securities

FUEL (TM) PATENT PENDING
and takeover laws ("Blue Sky laws") or other state laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Underwriter for purposes of maximizing the proceeds realizable by the Underwriter from such sale or distribution; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 6.8, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction. The Company shall cooperate with the Underwriter and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities. Prior to the thirtieth day from the date hereof, the Company shall register the maximum number of shares of Common Stock issuable upon full exercise of the Purchase Option by filing with the SEC a post-effective amendment to the Registration Statement pursuant to the Securities Act. The Company shall keep such Registration Statement effective until the Purchase Option Expiration Date with regard to at least the maximum number of shares of Common Stock issuable pursuant to the Purchase Option, except to the extent a Blocking Event occurs pursuant to Section 3.3. If a Blocking Event occurs pursuant to Section 3.3, the Company shall use its reasonable best efforts to remove such Blocking Event as soon as possible, including the filing with the SEC of a Prospectus supplement or post-effective amendment to the Registration Statement or related Prospectus, as applicable; provided, however, that the Company shall not be required to disclose any material information relating to a proposed transaction or event that constitutes a Blocking Event prior to such time as the Company would generally, based on advice of counsel, disclose such transaction or event.

          6.9 Registration Procedure. The Company will keep the Underwriter advised in writing as to the filing of any registration statement, in addition to the Registration Statement, registering shares of Common Stock pursuant to this Agreement, any prospectus supplement or post effective amendment to the Registration Statement and as to the effectiveness thereof. At its expense, the Company will use its reasonable best efforts to:

                (a) Permit the Underwriter and a single firm of counsel, initially Schulte Roth & Zabel LLP or such other counsel as thereafter designated as Underwriter's counsel by the Underwriter, to review and comment upon any registration statement registering shares of Common Stock pursuant to this Agreement and all amendments and supplements thereto, and any prospectus supplement or post-effective amendment to the Registration Statement that relates to the transactions contemplated by this Agreement at least five (5) days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a registration statement or any amendment thereto or to the Registration Statement or file any prospectus or supplement that relates to the transactions contemplated by this Agreement without the prior approval of such counsel, which approval shall not be unreasonably withheld;

                (b) The Company shall provide a CUSIP number, a transfer agent and registrar for all such Registrable Securities;

                (c) If requested by the Underwriter, the Company shall incorporate as soon as practicable in a prospectus supplement or post-effective amendment such information as the Underwriter requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being issued, the Underwriting Price being paid therefor and any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; and in connection therewith supplement or make amendments to any Registration Statement if requested by the Underwriter;

FUEL (TM) PATENT PENDING

                (d) Furnish such number of Prospectuses and amendments and supplements thereto, and other documents incident thereto, as the Underwriter from time to time may reasonably request; and

                (e) Notify the Underwriter and its counsel (as designated in writing by the Underwriter) promptly, and confirm such notice (a "Notice") in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, and (ii) of any request by the SEC for amendments or supplements to the Registration Statement or related Prospectus or for additional information.

          6.10 Information by Underwriter. The Underwriter shall promptly furnish to the Company such information regarding the Underwriter and the distribution proposed by such Underwriter as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in Sections 6.8 and 6.9. All information provided to the Company by the Underwriter shall be accurate and complete in all material respects and the Underwriter shall promptly notify the Company if any such information becomes incorrect or incomplete.

          6.11 Similar Agreements. The Company shall refrain from entering into any agreements, arrangements or understandings granting to the Company the right to issue shares of its securities to one or more underwriters through one or more transactions similar to the transactions contemplated by this Agreement or an equity line or similar transaction.

          6.12 No Short Selling. During the term of this Agreement, the Underwriter and its Affiliates shall not engage in any short selling activities with respect to the Company's Common Stock.

VII. ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, TERMINATION.

          7.1 Successors and Assigns. Neither this Agreement nor any rights of the Underwriter or the Company hereunder may be assigned by either party to any other Person. Notwithstanding the foregoing, the Underwriter's rights and obligations under this Agreement may be assigned at any time, in whole, with the prior written consent of the Company (which consent shall not be unreasonably withheld) to any Affiliate of the Underwriter (a "Permitted Transferee"). The rights and obligations of the Underwriter under this Agreement shall inure to the benefit of, and be enforceable by and against, any such Permitted Transferee.

          7.2 Entire Agreement; Amendment. This Agreement and the other documents delivered simultaneously herewith or pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supercedes all other prior oral or written agreements between the parties, their Affiliates, or persons acting on their behalf. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          7.3 Publicity. Each of the Company and the Underwriter agrees that they will not make any disclosure to any Person, issue any press release or make any other public announcement with respect to the terms hereof and the transactions contemplated hereby without the prior consent of the other party, unless such disclosure is required by law, applicable regulation or the listing requirements of the Principal Market, and then only to the extent of such requirement; provided, however, neither party may make any disclosure pursuant to the listing requirements of the Principal Market without prior

FUEL (TM) PATENT PENDING
consultation with the other party about its contents. Except as may be required by law or applicable regulation, each of the Company and the Underwriter shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement and, except as required by law, applicable regulation or the listing requirements of the Principal Market, shall not issue any such press release or make any such public statement without the prior written consent of the other party (which consent shall not be unreasonably withheld).

          7.4   Termination.

                (a) The Company may, in its sole discretion, terminate the Agreement or the Underwriter's obligation to sell, as the Company's Underwriter, on a best efforts basis, any Common Stock for the remainder of the Commitment Period; provided, however, that such termination shall not affect the survival of (i) representations and warranties pursuant to Articles IV and V, and indemnification and contribution rights pursuant to Article IX, each as set forth in Section 10.5, (ii) the Purchase Option pursuant to Section 2.6 and obligations relating to the Purchase Option, to the extent that any portion of the Purchase Option is held by the Underwriter, (iii) obligations relating to costs and expenses pursuant to Section 8.2, (iv) obligations pursuant to Article II, to the extent such termination shall occur at any time from the beginning of a Selling Period to the last Settlement Date of such Selling Period, (v) covenants pursuant to Article VI (other than Section 6.11), to the extent any portion of the Purchase Option is held by the Underwriter, (vi) the provisions of Articles VII and X, or (vii) any other provisions of this Agreement that may be reasonably construed to survive the termination of this Agreement.

                (b) The Underwriter may (in its sole and absolute discretion) terminate this Agreement and its obligation to sell, as the Company's Underwriter, on a best efforts basis, any shares of Common Stock pursuant to a Demand Notice as a result of (i) a breach by the Company of any representation, warranty, covenant or other obligation in connection with this Agreement, (ii) failure by the Company to comply with the requirements of Section 6.2, 6.3, 6.4,
6.5 or 6.6, (iii) the Company, at any date after the date hereof, effecting any merger or consolidation of the Company with or into, or transferring all or substantially all of the assets of the Company to, another entity, or (iv) the Underwriter reasonably determining, at any time that the adoption of, or change in, or any change in the interpretation or application of, any law, regulation, rule, guideline or treaty (including, but not limited to, laws, regulations, rules or guidelines with respect to changes of capital adequacy) makes it illegal or materially impracticable for the Underwriter to fulfill its commitment pursuant to this Agreement, but in the case of (i) or (iv) above, the Underwriter may terminate this Agreement only after a 30-day period beginning when the Underwriter gives the Company notice of its intentions to terminate this Agreement (but the Underwriter's right to terminate its obligation to purchase any shares of Common Stock pursuant to a Capital Notice shall not be subject to any delay or contingency) in which, in the case of (i), the Company has not cured such breach as provided above, or, in the case of (iv), the parties negotiate in good faith a reasonable alternative manner not illegal or impracticable for the Underwriter to fulfill its commitment pursuant to this Agreement; provided, however, that such termination shall not affect the survival of (i) representations and warranties pursuant to Articles IV and V, and indemnification and contribution rights pursuant to Article IX, each as set forth in Section 10.5, (ii) the Purchase Option pursuant to Section 2.6 and obligations relating to the Purchase Option, to the extent that any portion of the Purchase Option is held by the Underwriter, (iii) obligations relating to costs and expenses pursuant to Section 8.2, (iv) obligations pursuant to Article II, to the extent such termination shall occur at any time from the beginning of a Selling Period to the last Settlement Date of such Selling Period, (v) covenants pursuant to Article VI (other than Section 6.11), to the extent any portion of the Purchase Option is held by the Underwriter, (vi) the provisions of Articles VII and X, or (vii) any other provisions of this Agreement that may be reasonably construed to survive the termination of this Agreement. If the Company shall fail to materially comply with the requirements under Section 6.2, 6.3, 6.4, 6.5 or 6.6 pursuant to clause (ii) above (without taking into account materiality qualifications herein), the Company shall notify the Underwriter within two (2) days of the time it becomes aware of its failure to materially comply with any

FUEL (TM) PATENT PENDING
such covenants. If the Underwriter elects to terminate this Agreement pursuant to clause (ii) above, it must first give the Company notice of such election and then may terminate this Agreement only after a 10-day period in which the Company has not cured its failure to comply with such covenants; provided, however, that such termination shall not affect the survival of (i) representations and warranties pursuant to Articles IV and V, and indemnification and contribution rights pursuant to Article IX, each as set forth in Section 10.5, (ii) the Purchase Option pursuant to Section 2.6 and obligations relating to the Purchase Option, to the extent that any portion of the Purchase Option is held by the Underwriter, (iii) obligations relating to costs and expenses pursuant to Section 8.2, (iv) obligations pursuant to Article II, to the extent such termination shall occur at any time from the beginning of a Selling Period to the last Settlement Date of such Selling Period, (v) covenants pursuant to Article VI (other than Section 6.11), to the extent any portion of the Purchase Option is held by the Underwriter, (vi) the provisions of Articles VII and X, or (vii) any other provisions of this Agreement that may be reasonably construed to survive the termination of this Agreement. If a Demand Notice has been delivered by the Company to the Underwriter prior to the date that the Underwriter terminates this Agreement pursuant to clause (iii) above, regardless of the number of days that have elapsed from the date hereof, no reduction to the Purchase Option Share Amount shall take place and the Purchase Option shall remain in full force and effect. The Underwriter may also, in its sole and absolute discretion, terminate this Agreement if the Company shall fail to maintain the listing of the Common Stock on a Principal Market, or if trading of the Common Stock on a Principal Market shall have been suspended for a period of ten (10) consecutive Trading Days; provided, however, that such termination shall not affect the survival of (i) representations and warranties pursuant to Articles IV and V, and indemnification and contribution rights pursuant to Article IX, each as set forth in Section 10.5, (ii) the Purchase Option pursuant to Section 2.6 and obligations relating to the Purchase Option, to the extent that any portion of the Purchase Option is held by the Underwriter, (iii) obligations relating to costs and expenses pursuant to
Section 8.2, (iv) obligations pursuant to Article II, to the extent such termination shall occur at any time from the beginning of a Selling Period to the last Settlement Date of such Selling Period, (v) covenants pursuant to
Article VI (other than Section 6.11), to the extent any portion of the Purchase Option is held by the Underwriter, (vi) the provisions of Articles VII and X, or
(vii) any other provisions of this Agreement that may be reasonably construed to survive the termination of this Agreement. The Underwriter may waive, in its sole and absolute discretion, in whole or in part, any of the termination events contained in this Section 7.4.

VIII. NOTICES; COSTS AND EXPENSES.

          8.1 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, (iv) transmitted by hand delivery or (v) transmitted by facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

          If to the Company, to:

          MGI PHARMA, Inc.
          6300 West Old Shakopee Road
          Suite 110
          Bloomington, Minnesota  55438
          Attention: Charles Blitzer
          Facsimile No.: (952) 346-4841


          With a copy (which shall not constitute notice) to:

FUEL (TM) PATENT PENDING

          Dorsey & Whitney LLP
          Pillsbury Center South
          220 S. Sixth Street
          Minneapolis, MN 55402
          Attention: Timothy S. Hearn, Esq.
          Facsimile No.: (612) 340-8827


          If to the Underwriter, to

          Ramius Securities, LLC
          666 Third Avenue, 26/th/ Floor
          New York, NY 10017
          Attention: Jeffrey M. Solomon
          Facsimile No.: (212) 845-7999

          With a copy (which shall not constitute notice) to:

          Schulte Roth & Zabel LLP
          900 Third Avenue
          New York, NY 10022
          Attention: Eleazer N. Klein, Esq.
          Facsimile No.: (212) 593-5955

          Any notice (including, without limitation, a Demand Notice, but excluding any Underwriter Sales Notice, which Underwriter Sales Notice shall be deemed to be delivered on the Trading Day it is delivered, if delivered via facsimile prior to 8:00 p.m.) sent by one party to another with confirmation of acceptance or otherwise received in writing via courier, hand delivery or first-class mail (return receipt requested) by the Company, or, if received on any day which is not a Trading Day or after 12:00 noon on a Trading Day, shall be deemed to be delivered on the immediately succeeding Trading Day. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile during normal business hours of the recipient; provided, that such transmission by facsimile shall have been confirmed received. Notice otherwise sent as provided herein shall be deemed given on the third (3rd) business day following the date mailed or on the second business day following the date of deposit for delivery of such notice with a reputable air courier service.

          8.2 Costs and Expenses. The Company shall be responsible for the Underwriter's reasonable legal fees and related expenses incurred in entering into this Agreement up to a maximum amount of $40,000. All such fees, costs and expenses, that have been incurred prior to the date hereof, shall be payable upon execution and delivery of this Agreement. The Company shall be responsible for out-of-pocket costs and expenses incurred by the Underwriter while conducting due diligence prior to such Selling Period up to a maximum amount of $8,000 per calendar quarter. Notwithstanding anything contained in this Section
8.2 to the contrary, the Company shall not be responsible for any costs and expenses pursuant to this Section 8.2 in any calendar quarter in which there were no Demand Notices delivered. The Company agrees to pay the Underwriter the amounts due under this Section 8.2 (including expenses for due diligence) that have not yet been paid within thirty (30) days following the Underwriter's request therefor. In the event payment is not received within such thirty (30) day period, Underwriter shall have the right to deduct any such amounts owed by the Company to the Underwriter from any amounts owed by the Underwriter to the Company pursuant hereto.

FUEL (TM) PATENT PENDING

IX.  INDEMNIFICATION AND CONTRIBUTION.

          9.1  Indemnification.

               (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Underwriter, the directors, officers, partners, employees and agents of the Underwriter and each Person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC or NASD, whether pending or threatened, whether or not such Indemnified Person is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other Blue Sky laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, or (iv) any breach of any representation, warranty, covenant or agreement contained in this Agreement or any document delivered in connection with this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). The Company shall reimburse the Underwriters and each such controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 9.1(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company; (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Underwriter.

FUEL (TM) PATENT PENDING

               (b) In connection with any Registration Statement or any amendment or supplement thereto in which the Underwriter is participating, the Underwriter agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 9.1(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any (i) Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in connection with any Registration Statement covering Registrable Securities or (ii) the sale of Common Stock by the Underwriter to any Person pursuant to a Registration Statement despite the fact that the Underwriter has received a Notice of Blocking Period from the Company and has not received notice from the Company signaling the end of such Blocking Period; and, subject to Section 9.1(c), such Underwriter will reimburse such Indemnified Parties promptly as such expenses are incurred and are due and payable for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9.1(b) and the agreement with respect to contribution contained in Section 9.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Underwriter, which consent shall not be unreasonably withheld; provided, further, however, that the Underwriter shall be liable under this Section 9.1(b) for only that amount of a Claim or Indemnified Damages as does not exceed the Commission to such Underwriter as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Underwriter. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9.1(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

               (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9.1 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9.1, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right (at its expense) to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall diligently pursue such defense and that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as the case may be, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay reasonable fees for only one separate legal counsel for all Indemnified Persons or Indemnified Parties (as applicable). The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent,

FUEL (TM) PATENT PENDING
provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9.1, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                (d) The indemnification required by this Section 9.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                (e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

          9.2 Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9.1 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9.1; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

X.   GOVERNING LAW; MISCELLANEOUS

          10.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

          10.2 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four
(4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

          10.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          10.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

FUEL (TM) PATENT PENDING

          10.5 Survival. The representations, warranties and agreements of the parties hereto shall survive each Closing hereunder and the termination of this Agreement or the Commitment Period. The indemnity and contribution agreements contained in Sections 9.1 and 9.2 hereof shall survive and remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Common Stock.

          10.6 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as provided in Article IX.

          10.7 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          10.8 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

          10.9 Equitable Relief. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Underwriter. The Company therefore agrees that the Underwriter shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          10.10 Consent to Jurisdiction. The parties hereto expressly submit themselves to the exclusive jurisdiction of the state and federal courts of New York, New York in any action or proceeding relating to this Agreement or any of the other documents contemplated hereby or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. The parties hereto hereby irrevocably waive any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereto irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, return receipt requested, postage prepaid, at their respective addresses set forth or provided for herein, such service to become effective ten (10) days after such mailing. Nothing herein shall affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the other parties in any other jurisdiction.

FUEL (TM) PATENT PENDING

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.


                                           RAMIUS SECURITIES, LLC


                                           By: /s/ Morgan B. Stark
                                               -----------------------------
                                               Name:  Morgan B. Stark
                                               Title: Principal


                                           MGI PHARMA, INC.


                                           By: /s/ William C. Brown
                                               -----------------------------
                                               Name:  William C. Brown
                                               Title: CFO


                           EXECUTION COPY COMMON STOCK
                             UNDERWRITING AGREEMENT

FUEL (TM) PATENT PENDING